UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2013

GLASSESOFF INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Jabotinski St. POB 126

Ramat Gan 52511

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2013, the Board of Directors (the “Board”) of GlassesOff Inc., a Nevada corporation (the “Company”), expanded its number of seats from four to five and appointed Sasson Darwish to the Board to serve as its Vice Chairman. Although the Company is not listed on the NYSE MKT or governed by the rules of such exchange, the Board has determined that Mr. Darwish is independent under the rules of the NYSE MKT. Mr. Darwish is currently managing partner of the investment banking firm, DS Advisory Group, Inc.

There are no arrangements or understandings between Mr. Darwish and any other person pursuant to which Mr. Darwish was appointed as a director of the Company.

Upon his appointment, the Board granted Mr. Darwish options to purchase 350,000 shares of the Company’s common stock, par value $0.001 per share, vesting in equal increments on the first, second, third and fourth anniversaries of the date of grant. The Board granted such options under the Company’s 2013 Incentive Compensation Plan.

Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Darwish was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSESOFF INC.

Date: November 5, 2013	By: /s/ Nimrod Madar
Name: Nimrod Madar
Title: President and Chief Executive Officer